Press Release

Company Contact:
Exhibit 99.1
Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
(732) 240-4500, ext. 7506
Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES ACQUISITION OF
TRIDENT ABSTRACT TITLE AGENCY, LLC

RED BANK, NEW JERSEY, February 3, 2022...OceanFirst Financial Corp. (NASDAQ: “OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today, announced the Company has signed an agreement to acquire a majority interest in Trident Abstract Title Agency, LLC (“Trident”) with the right to acquire 100%. The transaction is expected to close on March 1, 2022. Upon closing, Trident will operate as an independent subsidiary of the Company.
Established in 1975, Trident is a family owned and operated business located in Wall Township, New Jersey. Current owners, Chris Carton and Derrick Scenna will continue to manage the daily operations. Trident writes title insurance through all of the nation’s leading underwriters and through strategic alliances can also service client’s title insurance needs outside of New Jersey.
Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s announcement, “The acquisition of Trident is a natural step for OceanFirst that provides our clients an opportunity for a substantially improved borrowing experience. OceanFirst clients will have the option of working with a preferred title partner that should provide for faster and more straight-forward loan closings. Trident has been a leader in delivering superior commercial and residential title services. We look forward to welcoming Chris Carton, Derrick Scenna, and their team to OceanFirst. Trident’s client-focused approach and talented professionals make them a strong addition to our growing company.” Maher continued, “In addition, adding new revenue streams will provide a quality source of non-interest income to benefit OceanFirst stockholders.”
Derrick Scenna, Partner, Trident Abstract Title Agency, LLC, said, “We are thrilled to join OceanFirst as a complement to the Bank’s already robust and growing lending platform. Trident has grown with OceanFirst over the past 20 years and this was an ideal next progression for our business.”
Turk & Co. served as financial advisor to OceanFirst Financial Corp. and Giordano, Halleran & Cielsa PC served as legal counsel. Collins, Vella & Casello LLC served as Trident’s legal counsel.
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $11.7 billion regional bank providing financial services throughout New Jersey and in the major metropolitan markets of Philadelphia, New York, Baltimore, Washington D.C., and Boston. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.

Forward Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the impact of the COVID-19 or any other pandemic on our operations and financial results and those of our customers, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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